                                                                     Exhibit 3.3

                               ARTICLES OF MERGER


     In accordance with Chapter 92A of the Nevada Revised Statutes, the undersigned hereby certifies the following:

     (1) That BIOPROGRESS HOLDINGS, INC., a Nevada Corporation ("BPHI") will merge into BIOPROGRESS TECHNOLOGY INTERNATIONAL, INC., a NEVADA Corporation ("BPTII").

     (2) That the name and place of organization of each of the corporations to the merger are as follows:

                                                       Place of
Name                                                 Organization
----                                                 ------------
BIOPROGRESS HOLDINGS, INC.                             NEVADA

BIOPROGRESS TECHNOLOGY INTERNATIONAL, INC.             NEVADA


     (3) That the surviving corporation is BioProgress Technology International, Inc., a Nevada corporation, whose address is 9055 Huntcliff Trace, Atlanta, Georgia 30350-1735.

     (4) That a Plan of Merger was submitted and has been adopted by the Board of Directors of both corporations.

     (5) That a Plan of Merger was submitted by the Board of Directors of both corporations to the stockholders of both corporations.

     (6) That One Hundred percent (100%) of the stockholders of BPHI., representing a majority of interest of all classes of stock entitled to vote approved the Plan of Merger.

     (7) That ______________ percent (______%) of the Stockholders of BPTII, a Nevada Corporation representing a majority of interest of all classes of stock entitled to vote approved the Plan of Merger.

     (8) That the approval of ______________ percent (___%) of the stockholders of BPTII., is an effective approval by the stockholders of BPTII, of the Plan of Merger under Nevada Law.

     (9) That the complete and executed Plan of Merger is on file at the place of business of BPTII, the surviving corporation.

     (10) That the effective date of the merger shall be the date on which these articles are filed with the Nevada Secretary of State pursuant to the Agreement and Plan of Merger.

     Executed this ____ day of March, 2003.


BIOPROGRESS HOLDINGS, INC.,
A NEVADA CORPORATION


By:  _______________________
Name:  Carey Bottom
Title: President




BIOPROGRESS TECHNOLOGY INTERNATIONAL, INC.,
A NEVADA CORPORATION


By:_______________________
Name:  Barry Muncaster
Title: President

                                       2